Exhibit 21.1

SUBSIDIARIES OF

THE READER’S DIGEST ASSOCIATION, INC.

Argentina

Reader’s Digest Argentina, SRL

Australia

The Reader’s Digest Association Pty. Limited

Reader’s Digest (Australia) Pty. Ltd.

Direct Holdings Asia Pacific Pty. Limited

Shop Australia Pty. Limited

Direct Holdings Australia Pty. Limited

Direct Holdings (N.Z.) Pty. Limited

Austria

Verlag Das Beste Ges.m.b.H.

Belgium

Reader’s Digest N.V.-S.A.

Reader’s Digest World Services, S.A.

Brazil

Reader’s Digest Brasil Ltda.

Bulgaria

Reader’s Digest EOOD

Canada

The Reader’s Digest Association (Canada) Ltd.

Reader’s Digest Magazine Limited

1302791 Alberta ULC

3634116 Canada Inc.

Quality Service Programs, Inc.

EFundraising.com Corporation Incorporated/Corporation eFundraising.com Incorporee

China

Guangdong Pegasus Marketing Information & Service Co. Ltd.

Reader’s Digest (Guangzhou) Direct Mail Service Co. Ltd.

Shanghai Ying Cui Advertising

Reader’s Digest (China) Direct Marketing Services Co., Ltd.

Czech Republic

Reader’s Digest Vyber s.r.o.

Finland

Oy Valitut Palat - Reader’s Digest Ab

France

Selection du Reader’s Digest S.A.

Selection du Reader’s Digest Assurances SARL

Germany

Verlag Das Beste GmbH

Optimail/Direcktwerbeservice GmbH

Pegasus Medien Produktions- und Vertriebsgesellschaft.mbH

Reader’s Digest Deutschland Holding GmbH

Target Direct Marketing Services GmbH

RD German Holdings GmbH

Greece

Reader’s Digest Hellas Publications Company Limited

Hong Kong

Reader’s Digest Association Far East Limited

Asian Qualiproducts Services, Limited

Reader’s Digest (East Asia) Limited

R.D. Properties, Ltd.

Direct Holdings Asia Pacific Pty. Limited

Hungary

Reader’s Digest Kiado KFT

India

Reader’s Digest Book and Home Entertainment (India) Private Limited

Italy

Libri e piu, Srl

Japan

The Reader’s Digest Ltd.

Reader’s Digest Global Advertising Ltd.

Kazakhstan

LLC “Publisher Reader’s Digest

Malaysia

Reader’s Digest (Malaysia) Sdn. Bhd

Mexico

Caribe Condor S.A. de C.V.

Corporativo Reader’s Digest Mexico S. de R.L. de CV

Grupo Editorial Reader’s Digest, S. de R.L. de C.V.

Reader’s Digest Mexico, S.A. de C.V.

Netherlands

Reader’s Digest Netherlands Holdings B.V.

Pegasus Netherlands Services CV

Reader’s Digest European Shared Services B.V.

Uitgeversmaatschappij The Reader’s Digest N.V.

Distrimedia Services B.V.

Direct Holdings International B.V.

Direct Holdings Holland B.V.

Philippines

Reader’s Digest (Philippines) Inc.

Poland

Reader’s Digest Przeglad Sp.z o.o.

Portugal

Seleccoes do Reader’s Digest (Portugal) S.A.

Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.

Romania

Editura Reader’s Digest SRL

Russia

Publishing House Reader’s Digest, JSC

LLC Digest Direct

Singapore

Reader’s Digest Asia Pte. Ltd.

Reader’s Digest Asia, Ltd.

Slovak Republic

Reader’s Digest Vyber Slovensko, s.r.o.

Spain

Reader’s Digest Selecciones S.A.

Sociedad Difusion Cultural, S.L.

Sweden

Reader’s Digest Aktiebolag

Switzerland

Das Beste aus Reader’s Digest AG

Direct Holdings Switzerland GmbH

Thailand

Reader’s Digest (Thailand) Limited

Turkey

Reader’s Digest Secilmis Yayincilik Dagitim Pazarlama Ticaret Limited Sirketi

(Reader’s Digest Selected Publishing Distribution Trade Ltd Company)

Ukraine

LLC Direct Digest

LLC Publisher Reader’s Digest

United Kingdom

Reader’s Digest Children’s Publishing Limited

Reader’s Digest Europe Limited

The Reader’s Digest Association Limited

Reader’s Digest Holdings Limited

Fundraising For You Limited

Money Magazine Limited

RD Publications Limited

Reader’s Digest Central & Eastern Europe Limited

Reader’s Digest European Systems

Reader’s Digest Financial Services Limited

Direct Entertainment U.K. Limited

Pegasus UK Holdings Limited

United States*

Allrecipes.com, Inc.

Ardee Music Publishing, Inc.

Books Are Fun, Ltd.

Christmas Angel Productions, Inc.

Direct Holdings U.S. Corp.

Direct Holdings Americas Inc.

Alex Inc.

Direct Holdings Custom Publishing Inc.

Direct Holdings Customer Service Inc.

Direct Holdings Education Inc.

Direct Holdings Libraries Inc.

Direct Holdings IP L.L.C.

Pegasus Asia Investments Inc.

Pegasus Finance Corp.

Pegasus Investment, Inc.

Pegasus Sales, Inc.

Pleasantville Music Publishing, Inc.

QSP, Inc.

Family Reading Program Corp.

QSP Distribution Services, LLC

QSP Products and Programs, LLC

QSP Sales, LLC.

QSP Services, LLC

QSP Ventures, LLC

Fundraising.com, Inc.

Reiman Media Group, Inc.

Taste of Home Productions, Inc.

Taste of Home Media Group, Inc.

World Wide Country Tours, Inc.

VideOvation, Inc.

R.D. Manufacturing Corporation

Reiman Manufacturing, LLC

RD Publications, Inc.

Home Service Publications, Inc.

RD Large Edition, Inc.

RD Trade Shows, Inc.

RD Walking, Inc.

Retirement Living Publishing Company, Inc.

Travel Publications, Inc.

RD Member Services Inc.

Reader’s Digest Children’s Publishing, Inc.

Reader’s Digest Consumer Services, Inc.

RD Magazine Value Partners, Inc.

Reader’s Digest Entertainment, Inc.

Reader’s Digest Financial Services, Inc.

Taste of Home Entertaining, Inc.

Reader’s Digest Latinoamerica, S.A.

WAPLA, LLC

Reader’s Digest Sales and Services, Inc.

Reader’s Digest Sub Nine, Inc.

Reader’s Digest Young Families, Inc.

SMDDMS, Inc.

The Reader’s Digest Association (Russia) Incorporated

W.A. Publications, LLC

WRC Media, Inc.

Compass Learning, Inc.

Weekly Reader Corporation

Lifetime Learning Systems, Inc.

World Almanac Education Group, Inc.

Funk & Wagnalls Yearbook Corp.

Gareth Stevens, Inc.

*All are Delaware corporations except Allrecipes.com, Inc. which is a Washington corporation, Books Are Fun, Ltd., which is an Iowa corporation, Gareth Stevens, Inc. which is a Wisconsin company, and Direct Holdings Libraries, Inc. which is a New York company.